Exhibit 5.3

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 16, 2017

Becton, Dickinson and Company
1 Becton Drive
 Franklin Lakes, NJ 07417-1880

Re:	Becton, Dickinson and Company Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the public offering by the Company of 49,500,000 depositary shares (the “Depositary Shares”), representing an aggregate of 2,475,000 shares (the “Preferred Shares”) of the Company’s 6.125% Mandatory Convertible Preferred Stock, Series A, par value $1.00 per share (“Preferred Stock”), including 4,500,000 depositary shares representing an aggregate of 225,000 shares of Preferred Stock issued pursuant to an over-allotment option. The Preferred Shares are to be deposited by the Company against delivery of the Receipt (as defined below) with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”), acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated May 10, 2017 (the “Deposit Agreement”), among the Company, the Depositary, Computershare Trust, acting as registrar and transfer agent, and the holders from time to time of depositary receipts issued under the Deposit Agreement to evidence the Depositary Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)          the registration statement on Form S-3 (File No. 333-206020) of the Company relating to depositary shares, Preferred Stock and other securities of the Company filed on July 31, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

Becton, Dickinson and Company
 May 16, 2017

(ii)         the prospectus, dated May 8, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)        the preliminary prospectus supplement, dated May 8, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)        the prospectus supplement, dated May 10, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Depositary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)         an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated May 10, 2017, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares;

(vi)        an executed copy of the Deposit Agreement; and

(vii)        a Receipt executed by the Depositary and registered in the name of Cede & Co., relating to the Depositary Shares (the “Receipt”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

Becton, Dickinson and Company
 May 16, 2017

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined on Law”).

As used herein, “Transaction Agreements” means the Underwriting Agreement and the Deposit Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          The Deposit Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.          The Receipt, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be duly and validly issued and entitle the registered holder thereof to the rights specified in such Receipt and in the Deposit Agreement.

The opinions stated herein are subject to the following qualifications:

(a)          the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

Becton, Dickinson and Company
 May 16, 2017

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)          in rendering the opinion set forth in paragraph 2 above, we have assumed that the Receipt evidencing the Depositary Shares was manually signed by one of the authorized officers of the depositary, transfer agent and registrar for the Depositary Shares and registered by such depositary, transfer agent and registrar;

(f)           in rendering the opinion set forth in paragraph 2 above, we have assumed that the Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company, have been validly issued, and are fully paid and non-assessable, and certificates therefor have been duly executed and delivered and have been properly deposited with the Depositary pursuant to the terms of the Deposit Agreement; and

(g)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Deposit Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)          the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)          each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

Becton, Dickinson and Company
 May 16, 2017

(d)          neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance of the Receipt: (i) conflicts with or will conflict with the certificate of incorporation and by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)          neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SJK